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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT


          This agreement ("Agreement") is made effective the date set forth at the end of this Agreement by and between THE A CONSULTING TEAM, INC., a New York corporation (the "Corporation") and Frank T. Thoelen, an individual residing at 201 Country Club Drive, Manhassett, NY 11030 (the "Executive").

          WHEREAS, the Executive currently serves as the Chief Financial Officer of the Corporation; and

          WHEREAS, the Corporation believes that the services performed to date by Executive have been of substantial value to the Corporation and that Executive's continued service would be of great value to the Corporation.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and of the mutual benefits herein provided, the Corporation and Executive hereby agree as follows:

          1.   Position and Responsibilities.
               -----------------------------
          1.1 The Executive agrees to serve as Chief Financial Officer of the Corporation on the terms and conditions hereinafter set forth.

          1.2 The Executive shall devote his entire time, energy and skill during regular business hours (other than during periods of illness, vacation and other approved absences) to the affairs of the Corporation and to the promotion of its interests.

          1.3 The Executive shall be accountable to the Board of Directors, or any of its committees, whichever is appropriate.
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          1.4  The Executive shall abide by the policies, standards and rules established from time to time by the Board of Directors for the conduct of the business of the Corporation. The Executive will not intentionally or negligently act in any manner to cause financial or other damage to the Corporation or the Corporation's reputation in the community in which its business is located. The Board of Directors reserves the right to change, interpret, withdraw or add to any of the policies, standards and rules of the Corporation at any time as it deems appropriate.

          1.5 In the operations of the Corporation, the Executive will continue to cooperate in allowing information from key employees of the Corporation to be communicated to the Board of Directors. The Executive will not interfere with members of the Board of Directors making reasonable inquiry into the affairs of the Corporation and will not stifle free flow of information to them.

          2.   Employment Term.
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          2.1  The initial term of employment shall be for a period of three years, commencing with the effective date of this Agreement and ending on the third anniversary date thereof, unless earlier terminated as provided in this Agreement, and shall automatically be successively renewed thereafter for a term of one year unless the Corporation or the Executive gives notice to the other of termination at least 60 days prior to the expiration of the initial term, or any successive term, as the case may be (the "Employment Term"). The Executive and the Corporation, at his or its sole discretion and without any reason, may elect not to renew this Agreement at the end of the initial term or any successive term.

          2.2 Notwithstanding the provisions of Section 2.1 above, the Corporation shall have the right to terminate the Executive's employment for Cause. For purposes of this

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Agreement, the term "Cause" shall mean: (a) a finding by the Board of Directors of the Corporation that the Executive has willfully and materially failed, refused or neglected to perform and discharge his duties and responsibilities hereunder for at least 15 business days after written notice from the Corporation setting forth the actions or omissions, as the case may be, which constitute such failure, refusal or neglect, (b) the Executive's violation of any of the covenants set forth in Sections 6 and 7 hereof, (c) a material breach of the Executive's fiduciary duties to the Corporation which results in a material detriment to the Corporation, (d) the Executive's engagement in gross misconduct materially injurious to the Corporation, (e) the Executive's intentional misappropriation of property or corporate opportunity of the Corporation for use by the Executive or third parties, (f) the Executive's commission of an act of fraud or embezzlement, or (g) the Executive's conviction for a crime (excluding minor traffic offenses).

          2.3 Any purported termination of the Executive's employment by the Corporation hereunder shall be communicated by a Notice of Termination to the Executive in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

          2.4  For purposes of this Agreement the "Termination Date" shall be:
(a) if this Agreement is terminated by the Corporation for any reason (other than death), the date of the Notice of Termination, (b) if the Executive's employment is terminated by reason of the Executive's death, then the date on death, or (c) if the Executive terminates his employment for any reason, the date on which the Executive delivers to the Corporation a Notice of Termination.

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          3.  Compensation.
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          3.1  For all services rendered by the Executive for each contract year, the Executive shall receive a base salary of not less than One Hundred Fifty Thousand Dollars ($150,000) per year.

          3.2 The Executive, shall be entitled to participate in the employee benefit and insurance plans, policies and programs which are available generally to the Corporation's employees.

          3.3 The Executive shall be entitled to twenty (20) days of vacation which may be used as long as such vacation time does not interfere with normal business operations and the Executive's duties as Chief Financial Officer.

          3.4 The Executive shall be entitled to such sick days and personal days as may be established by the Corporation for officers of the Corporation.

          3.5 During the term of this Agreement, the Executive will participate in the Corporation's annual and long term incentive compensation programs at a level commensurate with his position at the Corporation and consistent with then current policies and practices.

          3.6 In consideration of and prior to entering into this Agreement, the Executive shall have received a one-time bonus of $25,000.

          3.7 In consideration for entering into this Agreement, on the date the Corporation commences a public offering of its common stock, the Executive shall be awarded, pursuant to the Corporation's Stock Option and Award Plan ("Plan"), options to purchase 50,000 shares of the Corporation's common stock, of which options to purchase 20,000 shares shall vest on the first anniversary of the date of grant and the balance of the options shall vest ratably over

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the three anniversary dates following the first anniversary of the date of grant. All options shall have such termination and other terms as are provided in the Plan.

          4.   Incapacity; Death
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           4.1 If, during the Employment Term hereunder, because of illness or other incapacity (other than death), the Executive shall fail for a period of three (3) consecutive months ("Incapacity"), to render the services contemplated hereunder, then the Corporation, at its option, may terminate the Employment Term hereunder by notice to the Executive, effective on the giving of such notice; provided, however, that the Executive shall be entitled to continue to receive 50% of his salary hereunder for a period of six months from the Termination Date and such amount shall be payable in equal monthly installments commencing on the 30th day of the month following the Termination date.

           4.2 In the event of the death of the Executive during the Employment Term, the Employment Term hereunder shall terminate on the date of death of the Executive; provided, however, that the Executive's estate shall be entitled to any benefits accrued under the Corporation's death, disability or other benefit plan and shall be entitled to receive a lump sum payment equal to 50% of his then base annual salary and payable within 90 days of the Termination Date.


          5.   Severance Compensation Upon Termination of Employment.
               -----------------------------------------------------

          5.1 If the Executive's employment with the Corporation shall be terminated (a) by the Corporation other than pursuant to Sections 2 or 4, or (b) by the Executive for Good Reason (as defined in Paragraph 5.3 below), then the Corporation shall pay to Executive as severance pay an amount equal to his then base annual salary and payable within 30 days of termination.

          5.2 For purposes of this Agreement, the term "Good Reason" shall mean any of the following:

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                 (i) a Major Event (as defined in Paragraph 5.3 below);

                (ii) the assignment to the Executive by the Corporation of duties inconsistent with, or a substantial reduction in the nature or status of, Executive's responsibilities as Chief Financial Officer;

               (iii) any material breach by the Corporation of any material provision of this Agreement; provided, however, that the Executive shall give written notice to the Corporation which shall indicate those specific provisions in this Agreement relied upon and which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

          5.3 For purposes of this Agreement, a "Major Event" shall be deemed to have occurred if (i) there shall be consummated any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (ii) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; (iii) proceedings or actions for the liquidation or dissolution of the Corporation are initiated by the Corporation; or (iv) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than persons who beneficially own more than 30% of the capital stock of the Corporation on a fully diluted and as converted basis outstanding as of the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act")),

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directly or indirectly, of 50% or more of the Corporation's outstanding capital stock on a fully diluted and as converted basis at such time; provided, however, that a "Major Event" shall not be deemed to have occurred solely by reason of the consummation of public offering(s) by the Corporation.

          6.   Non-competition, Non-Solicitation.
               ---------------------------------

          6.1 During the term of this Agreement and for a period of one (1) year after the Termination Date of this Agreement, the Executive shall not (i) directly or indirectly, as an employee, agent, manager, director, officer, controlling stockholder, partner or otherwise, engage or participate in any business engaged in the States of New York, New Jersey and/or Connecticut and in any other jurisdiction in which the Corporation conducts a comparable amount of business in activities competitive with any activities in which the Corporation is engaged during the term of the Executive's employment with the Corporation, (ii) solicit from any client or division, department or subsidiary of any client of the Corporation, or any individual employed by any of the foregoing, for whom the Executive performed services while he was employed by the Corporation, any business relating to services similar to the services which were so performed by the Executive for such clients during his employment with the Corporation. In addition, the Executive shall not during such time request or cause any client of the Corporation to cancel or terminate any business relationship with the Corporation or any of its subsidiaries, or directly or indirectly solicit or otherwise cause any employee to terminate such employee's relationship with the Corporation.

          6.2 If any portion of the restrictions set forth in this Paragraph 6 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

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          6.3  The Executive declares that the foregoing scope, territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Corporation. In the event any such scope, territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Executive agrees to the reduction of said scope, territorial or time limitation to such scope, area or period which said court shall have deemed reasonable.

          6.4 The existence of any claim or cause of action by the Executive against the Corporation other than under this Agreement shall not constitute a defense to the enforcement by the Corporation of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

          6.5 The Executive recognizes that the employees of the Corporation are a valuable resource of each such member. Executive agrees that Executive shall not, for a period of one (1) year following the Termination Date, either alone or in conjunction with any other person or entity solicit, induce or recruit any employee to leave the employ of the Corporation.

          7.   Confidentiality.  It is understood that in the course of
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Executive's employment with the Corporation, the Executive has become and will continue to become acquainted with Confidential Information (as defined below). The Executive recognizes that Confidential Information has been developed by the Corporation at great expense, is confidential and proprietary to the Corporation, and is and shall remain the exclusive property of the Corporation. "Confidential Information" shall mean all proprietary and other information concerning the Corporation and its business, including but not limited to information concerning the Corporation's customers, vendors and others with whom it transacts business, its methods of operation and other trade secrets, its future plans and strategies, and any financial information

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concerning the Corporation.  The Executive agrees that all Confidential
Information is the exclusive property of the Corporation and that Executive will not remove the originals or make copies of any Confidential Information without the Corporation's prior written consent. The Executive shall not use Confidential Information for any purposes other than to carry out his obligations under this Agreement and will not divulge Confidential Information to any other person or entity during or after the term of this Agreement without the Corporation's prior written consent, unless required by law or judicial or other process. The provisions of this Section 7 shall continue to apply to the parties after this Agreement is terminated. As of the Termination Date, the Executive shall promptly return to the Corporation originals or copies of any and all materials, documents, notes, manuals or lists containing or embodying Confidential Information, or relating directly or indirectly to the business of the Corporation, in the possession or control of Executive.

          8.  Applicable Law and Forum.
              ------------------------

          The Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws, rules or principles. Any suit, action, proceeding or litigation arising out of or relating to the Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.




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          9.   Successor to the Corporation.  (a)  The Corporation will require
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any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinabove defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, heirs, distributees, devises and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate. This Agreement shall not otherwise be assignable by the Executive.

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          10.  No Third Party Beneficiaries.  This Agreement does not create,
               ----------------------------
and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 9 hereof.

          11.  Headings.  The headings of the paragraphs hereof are inserted for
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convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

          12.  Interpretation.  In case any one or more of the provisions
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contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

          13.  Notices.  All notices under this Agreement shall be in writing
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and shall be deemed to have been given at the time when delivered personally or by facsimile transmission, sent by recognized overnight courier service, or mailed by registered or certified mail, addressed to the address set forth at the end of this Agreement, or to such changed address as such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

          14.  Waivers.  If either party should waive any breach of any
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provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

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          15.  Complete Agreement; Amendments.  The foregoing is the entire
               ------------------------------
agreement of the parties with respect to the subject matter hereof and supersedes in its entirety any letter agreements or other writings by and among the Executive and the Corporation. This Agreement may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto.

          16.  Governing Law.  This Agreement is to be governed by and construed
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in accordance with the laws of New York, without giving effect to principles of conflicts of law.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below, and the parties acknowledge that this Agreement memorializes their agreement since the effective date set forth below.

THE A CONSULTING TEAM, INC.                           EXECUTIVE



By:                                    By:
   -------------------------------        --------------------------------
   Authorized Representative               Frank T. Thoelen

Address for Notices:                   Address for Notices:

200 Park Avenue South                  201 Country Club Drive
New York, NY  10003                    Manhasset, NY 11030
(212) 979-8228
(212) 979-8272 (fax)




Effective Date of Agreement as of: June 30, 1997
                                   ----------------------------------

Execution Date:
                            ----------------------------------

Name of Executive:          Frank T. Thoelen

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